Exhibit 99.1

LKQ Corporation Announces 2006 Third Quarter Net Income Results Up 58% With Record Revenue

Chicago, IL—October 26, 2006--LKQ Corporation (NASDAQ: LKQX) today announced results for its third quarter ended September 30, 2006, with revenue of $197.7 million, net income of $10.5 million and diluted earnings per share of $0.19.

“We exceeded our previously issued earnings estimates for the third quarter, reported a record revenue quarter, and delivered impressive revenue growth of approximately 48%. Our net income increased by just over 58% and our earnings per share increased by nearly 36%. We were particularly pleased with the expansion of our operating income margin to 9.0% compared to 8.6% in the third quarter of 2005, despite the negative impact by the aluminum smelter operation of our Transwheel subsidiary acquired early this year,” said Joe Holsten, President and Chief Executive Officer.

2006 Reported Results

All earnings per share amounts, stock price amounts and share counts discussed herein reflect our January 2006 two-for-one stock split.

For the third quarter of 2006, revenue increased 47.9% to $197.7 million compared with $133.6 million for the third quarter of 2005. Our organic revenue growth for the quarter was 12.2%.  Net income for the quarter increased 58.4% to $10.5 million compared with $6.6 million for the third quarter of 2005. As a result of the statutory closing of certain previous income tax years, our net income included a tax benefit of approximately $688,000 from the reversal of accrued income tax liabilities that are no longer deemed necessary. Diluted earnings per share was $0.19 for the quarter compared with $0.14 for the third quarter of 2005.

For the nine months ended September 30, 2006, revenue increased 45.0% to $584.8 million compared with $403.5 million for the same period in 2005. This included organic revenue growth of 11.8%. For the nine months ended September 30, 2006, net income increased 51.1% to $34.2 million compared with $22.6 million for the same period in 2005. Diluted earnings per share was $0.61 for the nine months ended September 30, 2006 compared with $0.48 for the same period a year ago.

Our results for the nine months ended September 30, 2006 include approximately $1.5 million of expenses related to the expensing of stock options in accordance with Statement of Financial Accounting Standard No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R became effective for LKQ Corporation on January 1, 2006. These expenses had the effect of lowering our net income by approximately $880,000 and our diluted earnings per share by approximately $0.02 for the nine month period.

Our consolidated aftermarket collision replacement parts revenue for the third quarter was $39.1 million and for the nine months ended September 30, 2006 was $120.6 million.

The weighted average diluted shares outstanding for the third quarter was 55.9 million compared to 47.7 million for the third quarter of 2005 and for the nine months ended September 30, 2006 was 55.7 million compared to 47.0 million for the nine months ended September 30, 2005. The number of weighted average diluted shares of common stock outstanding in 2006 changed from 2005 due to the issuance of 6.4 million new shares in our October 2005 public offering, exercises of stock options and warrants, and the increase in our stock price.

2006 Business Acquisitions

We have acquired nine businesses to date in 2006.

On January 31, 2006 we acquired Transwheel Corporation, an aluminum alloy wheel refurbishing and distribution business. Transwheel currently operates refurbishing and distribution facilities in Huntington, IN; Manchester, CT; Williamsport, MD; and Tampa, FL and distribution locations in Ferndale, MI and Chicago, IL. Transwheel’s third party revenue for 2005 was approximately $28.5 million from the sale or restoration of wheels. In addition to wheel revenue, a Transwheel subsidiary operates an aluminum smelter that melts damaged and unusable wheel cores as means of product disposal. For the eight months of 2006 that LKQ owned Transwheel, the smelter’s third party aluminum revenue was $19.9 million at a gross margin of approximately 6.7%.

In February, we acquired Michael Auto Parts in Orlando, FL, a business that primarily serves the professional repair market and generated approximately $12.0 million of revenue in 2005.

Two retail businesses, one near Charleston, SC and one near Baton Rouge, LA, were acquired in February. On a combined basis they had less than $3.0 million of revenue in 2005.

In late April and late May we acquired two businesses that consisted of three facilities in Tulsa, OK and three facilities in Western Michigan. These businesses sell into both the retail and professional repair markets. They generated approximately $9.0 million of revenue in 2005.

On May 31, we acquired an aftermarket business that had approximately $11.0 million of revenue in 2005 and operates facilities in the Los Angeles, CA, Portland, OR and Seattle, WA markets.

In late June and early July we acquired two retail oriented businesses that operate two facilities in Houston, TX, a facility in Daytona Beach, FL and a facility outside of Denver, CO. These businesses generated approximately $24.0 million of revenue in 2005.

Company Outlook

We expect that 2006 organic revenue growth will be in the low double digits, with the balance of the growth being the full year impact of 2005 business acquisitions and the nine acquisitions that we have completed so far in 2006. We expect net income to be within a range of $43.7 million to $44.7 million and diluted earnings per share to be between $0.78 and $0.80. Included in the guidance is an estimated $0.03 per share effect of expensing stock options for the first time.

We anticipate that net cash provided by operating activities for 2006 will be over $40.0 million. We estimate our full year 2006 capital expenditures related to property and equipment, excluding expenditures for acquiring businesses, will be approximately $41.0 million. This includes approximately $6.0 million in property and equipment related to businesses we have acquired to date in 2006. As of October 25, 2006 we had outstanding debt under our bank credit facility of $93.0 million.

We estimate the weighted average diluted shares outstanding for the full year 2006 will be approximately 56.0 million. These share numbers are estimates and will be affected by factors such as any future stock issuances, the number of our options exercised in subsequent periods, and changes in our stock price.

We anticipate that in late February 2007 we will announce our 2006 fourth quarter and annual financial results, as well as our 2007 financial guidance.

Quarterly Conference Call

We will host an audio webcast to discuss our third quarter 2006 results on Thursday, October 26, 2006 at 10:30 a.m. Eastern Time. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section. An online replay of the webcast will be available on our website approximately two hours after the live presentation and will remain on the site until November 10, 2006.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of recycled light vehicle OEM products and related services and the second largest nationwide provider of aftermarket collision replacement products and refurbished wheels. LKQ operates over 100 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles.

Forward Looking Statements

The statements in this press release that are not historical are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, hopes, intentions or strategies.  Forward looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.  These factors include:

•                  the availability and cost of inventory;

•                  pricing of new OEM replacement parts;

•                  variations in vehicle accident rates;

•                  changes in state or federal laws or regulations affecting our business;

•                  fluctuations in fuel prices;

•                  changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•                  changes in the types of replacement parts that insurance carriers will accept in the repair process;

•                  the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•                  declines in asset values;

•                  uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;

•                  uncertainty as to our future profitability;

•                  increasing competition in the automotive parts industry;

•                  our ability to increase or maintain revenue and profitability at our facilities;

•                  uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•                  our ability to operate within the limitations imposed by financing arrangements;

•                  our ability to obtain financing on acceptable terms to finance our growth;

•                  our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;

•                  our ability to develop and implement the operational and financial systems needed to manage our growing operations; and

•                  other risks that are described in our Form 10-K filed March 8, 2006 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements.  We assume no obligation to update any forward looking statement to reflect events or circumstances arising after the date on which it was made.

CONTACT:	LKQ Corporation
Mark T. Spears, Executive Vice President and Chief Financial Officer
312-621-1950
irinfo@lkqcorp.com

Financial Tables To Follow

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

( In thousands, except per share data )

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue	$197,659	$133,640	$584,835	$403,470

Cost of goods sold	108,222	70,696	318,872	213,398

Gross margin	89,437	62,944	265,963	190,072

Facility and warehouse expenses	22,445	15,240	63,025	44,196

Distribution expenses	20,387	15,724	60,121	45,217

Selling, general and administrative expenses	25,604	18,455	75,245	54,899

Depreciation and amortization	3,136	2,060	8,764	6,089

Operating income	17,865	11,465	58,808	39,671

Other (income) expense
Interest expense	1,867	734	4,212	2,041
Interest income	(38)	(30)	(93)	(88)
Other (income) expense, net	(238)	(361)	(1,172)	(601)

Total other expense	1,591	343	2,947	1,352

Income before provision for income taxes	16,274	11,122	55,861	38,319

Provision for income taxes	5,816	4,519	21,656	15,688

Net income	$10,458	$6,603	$34,205	$22,631

Net income per share:
Basic	$0.20	$0.16	$0.65	$0.54

Diluted	$0.19	$0.14	$0.61	$0.48

Weighted average common shares outstanding:
Basic	53,098	42,489	52,658	41,825

Diluted	55,910	47,677	55,722	46,960

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,205	$22,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,915	6,089
Share-based compensation expense	1,521	—
Deferred income taxes	3,184	1,198
Excess tax benefit from share-based payment arrangements	(5,696)	—
(Gain) loss on sale of property and equipment	13	(161)
Gain on sale of investment securities	(719)	(335)
Other adjustments	—	42
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	(887)	66
Inventory	(11,929)	(461)
Income taxes payable	1,562	2,705
Other operating assets and liabilities	655	3,477

Net cash provided by operating activities	30,824	35,251

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(24,394)	(11,111)
Proceeds from sale of property and equipment	162	877
Proceeds from sale of investment securities	849	—
Expenditures for intangible assets	—	(3)
Repayment of escrow	(2,561)	—
Proceeds from conversion of escrow	—	2,561
Decrease in restricted cash in escrow	450	132
Cash used in acquisitions	(68,071)	(37,278)

Net cash used in investing activities	(93,565)	(44,822)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock and warrant exercises	5,474	7,387
Excess tax benefit from share-based payment arrangements	5,696	—
Debt issuance costs	—	(302)
Net borrowings of long-term debt	54,754	4,712

Net cash provided by financing activities	65,924	11,797

Net increase in cash and equivalents	3,183	2,226

Cash and equivalents, beginning of period	3,173	1,612

Cash and equivalents, end of period	$6,356	$3,838

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2006	2005
Assets

Current Assets:
Cash and equivalents	$6,356	$3,173
Restricted cash	—	450
Receivables, net	45,769	39,500
Inventory	126,895	103,655
Deferred income taxes	2,102	2,122
Refundable income taxes	3,315	—
Prepaid expenses	2,542	2,437

Total Current Assets	186,979	151,337

Property and Equipment, net	118,305	97,218
Intangibles
Goodwill	242,779	181,792
Other intangibles, net	73	88
Deferred Income Taxes	—	2,146
Other Assets	7,035	6,845

Total Assets	$555,171	$439,426

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$17,507	$15,496
Escrow liability	50	2,611
Accrued expenses
Accrued payroll-related liabilities	9,927	10,115
Accrued procurement liability	1,924	2,537
Other accrued expenses	16,550	11,062
Income taxes payable	—	819
Deferred revenue	3,855	3,440
Current portion of long-term obligations	4,423	1,481

Total Current Liabilities	54,236	47,561

Long-Term Obligations, Excluding Current Portion	104,808	45,996
Deferred Income Tax Liability	991	—
Other Noncurrent Liabilities	6,477	4,032

Redeemable Common Stock, $0.01 par value, 100,000 shares issued	617	617

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 53,120,093 and 51,414,314 shares issued at September 30, 2006 and December 31, 2005, respectively	531	514
Additional paid-in capital	320,057	307,304
Warrants	—	80
Retained earnings	66,232	32,027
Accumulated other comprehensive income	1,222	1,295

Total Stockholders’ Equity	388,042	341,220

Total Liabilities and Stockholders’ Equity	$555,171	$439,426

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

($ in thousands)

	Three Months Ended September 30,
Operating Highlights	2006		2005
		% of		% of
		Revenue		Revenue	$ Growth	% Growth
Revenue	$197,659	100.0%	$133,640	100.0%	$64,019	47.9%

Cost of goods sold	108,222	54.8%	70,696	52.9%	37,526	53.1%

Gross margin	89,437	45.2%	62,944	47.1%	26,493	42.1%

Facility and warehouse expenses	22,445	11.4%	15,240	11.4%	7,205	47.3%

Distribution expenses	20,387	10.3%	15,724	11.8%	4,663	29.7%

Selling, general and administrative expenses	25,604	13.0%	18,455	13.8%	7,149	38.7%

Depreciation and amortization	3,136	1.6%	2,060	1.5%	1,076	52.2%

Operating income	17,865	9.0%	11,465	8.6%	6,400	55.8%

Other (income) expense
Interest expense	1,867	0.9%	734	0.5%	1,133	154.4%
Interest income	(38)	0.0%	(30)	0.0%	(8)	26.7%
Other (income) expense, net	(238)	-0.1%	(361)	-0.3%	123	-34.1%

Total other expense	1,591	0.8%	343	0.3%	1,248	363.8%

Income before provision for income taxes	16,274	8.2%	11,122	8.3%	5,152	46.3%

Provision for income taxes	5,816	2.9%	4,519	3.4%	1,297	28.7%

Net income	$10,458	5.3%	$6,603	4.9%	$3,855	58.4%

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

($ in thousands)

	Nine Months Ended September 30,
Operating Highlights	2006		2005
		% of		% of
		Revenue		Revenue	$ Growth	% Growth
Revenue	$584,835	100.0%	$403,470	100.0%	$181,365	45.0%

Cost of goods sold	318,872	54.5%	213,398	52.9%	105,474	49.4%

Gross margin	265,963	45.5%	190,072	47.1%	75,891	39.9%

Facility and warehouse expenses	63,025	10.8%	44,196	11.0%	18,829	42.6%

Distribution expenses	60,121	10.3%	45,217	11.2%	14,904	33.0%

Selling, general and administrative expenses	75,245	12.9%	54,899	13.6%	20,346	37.1%

Depreciation and amortization	8,764	1.5%	6,089	1.5%	2,675	43.9%

Operating income	58,808	10.1%	39,671	9.8%	19,137	48.2%

Other (income) expense
Interest expense	4,212	0.7%	2,041	0.5%	2,171	106.4%
Interest income	(93)	0.0%	(88)	0.0%	(5)	5.7%
Other (income) expense, net	(1,172)	-0.2%	(601)	-0.1%	(571)	95.0%

Total other expense	2,947	0.5%	1,352	0.3%	1,595	118.0%

Income before provision for income taxes	55,861	9.6%	38,319	9.5%	17,542	45.8%

Provision for income taxes	21,656	3.7%	15,688	3.9%	5,968	38.0%

Net income	$34,205	5.8%	$22,631	5.6%	$11,574	51.1%

The following table reconciles EBITDA to net income:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
	(In thousands)
Net income	$10,458	$6,603	$34,205	$22,631
Depreciation and amortization	3,286	2,060	8,915	6,089
Interest, net	1,829	704	4,119	1,953
Provision for income taxes	5,816	4,519	21,656	15,688

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$21,389	$13,886	$68,895	$46,361

EBITDA as a percentage of revenue	10.8%	10.4%	11.8%	11.5%